Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union St, Suite 3100 Seattle, Washington 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 28, 2014	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for Second Quarter 2014, Adjusts Outlook for 2014

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $55 million, or $0.31 per diluted share, on revenues of $356 million. Earnings for the second quarter of 2013 were $46 million, or $0.28 per diluted share, on revenues of $303 million.

Earnings for the first six months of 2014 were $85 million, or $0.47 per diluted share, on revenues of $673 million. Earnings for the first six months of 2013 were $102 million, or $0.62 per diluted share, on revenues of $643 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first six months of 2014 was $233 million similar to the $232 million in the same period of 2013. For the first six months of 2014, non-real estate adjusted EBITDA increased $30 million year over year driven by growth in the timber resources segments and Energy and Natural Resources segment. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“Our second quarter results were much as we anticipated despite lower-than-planned harvest volumes in the South,” said Rick Holley, Plum Creek’s chief executive officer. “So far this year, the operating income and cash flow from our timber resources segments are up nearly 30 percent due to improving log prices and the additional harvest from the lands we acquired in December. Our Real Estate segment continues to perform as expected and our Manufacturing segment is on track to deliver a strong performance in 2014. Our Energy and Natural Resources segment results have grown too, as the assets we acquired over the past year are providing attractive cash-on-cash returns for our shareholders.

“Cash flow from the MeadWestvaco assets acquired in December contributed more than $20 million to operating cash flow in the first six months. We expect the contribution from these assets to grow in the second half of the year, as real estate opportunities that have been identified generate cash flow in the second half of the year. We’re on track for the acquisition to be cash flow accretive on a per share basis in 2014.”

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Exhibit 99.1

Outlook

The company has revised its earnings outlook for 2014 to reflect lower harvest volumes, expectations for slower log price growth, and the anticipated composition of real estate transactions in the second half of the year. The company now expects 2014 income to be between $1.05 and $1.25 per share, and third quarter income between $0.27 and $0.32 per share.

“We are still expecting meaningful growth this year, and the second half will be sequentially better than the first half,” said Holley. “The long-term trends in the timber industry give us confidence that timber markets will improve as lumber demand grows, although the recovery in 2014 has been more muted than we and other industry participants initially expected. Most of the adjustments to our outlook reflect non-cash items or deliberate choices related to harvest timing. Cash flow remains strong, and we now expect adjusted EBITDA for 2014 to grow in excess of $60 million, or more than 12 percent, from our 2013 adjusted EBITDA of $502 million.”

Entering 2014, the company expected residential construction activity for the year of approximately 1.1 million starts. Residential construction activity in the first half of the year has not increased as initially projected. As a result, Southern lumber production has increased only modestly and sawlog demand and prices have grown at a slower pace than originally anticipated. The company has since tempered its full-year expectations and now expects residential construction to approximate 1.03 million starts.

“Timber markets are local markets, and in this environment of gradual growth, we are seeing significant variability in the pace of demand improvement from one local market to the next. At the same time, we expect to realize improving market opportunities as demand grows and customers complete capital improvement projects in late 2014 and throughout 2015. We are using our market insight and exercising our operational flexibility to adjust our local harvest plans to maximize the value of our timber assets for our investors. In these markets, we are shifting some harvest volume to future periods when we expect prices to be better,” continued Holley.

Reflecting these views, the company has adjusted its harvest plans in certain local markets and now expects its 2014 timber harvest to come in at the low end of the 20 and 21 million ton range. The harvest deferral shifts approximately $15 million of cash flow to the future, and reduces the earnings outlook by $13 million, or 7 cents per share.

During the third quarter, harvest levels in the Northern Resources segment are expected to seasonally rebound from second quarter lows when spring weather conditions limit timberland access. Southern Resources harvest volumes should increase from second quarter levels as Southern lumber production grows.

The company is maintaining its full-year Real Estate segment sales estimates of between $240 million and $280 million. However, the company expects the properties sold in the second half of the year to have higher book values than initially anticipated. These expectations have no impact on expected cash flow but are expected to reduce the reported operating income for the segment by approximately $31 million, or 18 cents per share.

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Exhibit 99.1

The company expects Manufacturing segment earnings will improve from the second quarter of 2014 as full production resumed at the company’s medium density fiberboard (MDF) facility in mid-July. The temporary financial impacts from the June 10 fire are expected to be offset by insurance proceeds during the second half of the year. The company continues to expect strong cash flow and earnings in its Manufacturing segment in 2014 as a result of good demand and strong product pricing for the company’s industrial plywood, MDF and lumber products.

Review of Second Quarter Operations

The Northern Resources segment reported operating income of $5 million during the second quarter, compared to the $8 million reported during the second quarter of 2013. As expected, overall harvest volumes decreased about 5 percent year over year and the product mix shifted to a higher component of pulpwood. Sawlog prices were up $4 per ton, about 5 percent, over the prior year on good sawlog demand in the West. Average pulpwood prices declined about 1 percent as an extended spring breakup in the attractively-priced Northeast region reduced the pulpwood harvest relative to the second quarter of 2013.

Operating income in the Southern Resources segment was $33 million, up $10 million from the $23 million reported for the second quarter of 2013. Southern timberlands acquired in December 2013 drove a 27 percent increase in harvest volumes over the prior year’s quarter, and contributed approximately $6 million of the $10 million increase in operating income. Average sawlog prices have increased $1 per ton, about 3 percent, over the past year. Pulpwood prices have also increased $1 per ton, approximately 9 percent, compared to the second quarter of 2013.

The Real Estate segment reported revenue of $77 million and operating income of $45 million in the second quarter of 2014. Second quarter 2013 revenue was $53 million and operating income was $30 million. During the quarter, the company sold a total of 31,530 acres of recreation lands for $1,485 per acre and 23,640 acres of small, non-strategic timberlands at an average price of $790 per acre. The company also sold 11,875 acres of conservation lands at an average price of $635 per acre and placed a conservation easement on approximately 12,000 additional acres in New Hampshire for $4 million. This quarter’s results include the sale of 49,400 acres in Wisconsin comprised of a blend of recreation, non-strategic, and conservation lands. Lower per-acre values in the Wisconsin transaction were realized because land values in the Lake States region are generally lower than other regions such as the Northwest or South. Net of the Wisconsin sale, recreation land prices were approximately $2,000 per acre. Small, non-strategic lands were $1,050 per acre, and conservation land prices were $1,350 per acre.

The Manufacturing segment reported operating income of $10 million, compared to the $14 million of operating income reported for the second quarter of 2013. Segment results were negatively impacted by the June 10 fire at the company’s MDF facility in Montana as production was suspended and shipments out of the Montana facility were temporarily halted. MDF production resumed July 10. The fire adversely impacted the segment’s income by $2 million in the quarter. The property damage and lost income is covered by insurance. As expected, plywood production and sales volumes were 22 percent lower than the second quarter of 2013 due to limited availability of plywood peeler logs in the region during the first half of 2014. MDF and plywood prices remained strong and were similar to the second quarter of 2013. Lumber prices increased 8 percent over the prior year due to stronger pine board pricing.

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Exhibit 99.1

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, July 28, 2014 at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s website at www.plumcreek.com by clicking on the “Investors” section.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 27972222.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

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Plum Creek is among the largest and most geographically diverse private landowners in the nation with approximately 6.7 million acres of timberlands in forest ecosystems across the northern and southeastern United States. We also operate wood products mills in the Northwest. As the company celebrates its 25th anniversary as a publicly traded corporation, we continue to manage our working forests and lands using sustainable practices to benefit Plum Creek’s many stakeholders. Our talented employees work together to create shareholder value, serve as stewards of the environment, make wood products for everyday use, and build strong communities. Please visit www.plumcreek.com for the latest information about Plum Creek.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Six Months Ended June 30,
(In Millions, Except Per Share Amounts)	2014	2013
REVENUES:
Timber	$363	$316
Real Estate	100	131
Manufacturing	184	185
Energy and Natural Resources	18	11
Other	8	—
Total Revenues	673	643

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	263	232
Real Estate	40	52
Manufacturing	163	157
Energy and Natural Resources	5	2
Other	8	—
Total Cost of Goods Sold	479	443
Selling, General and Administrative	59	61
Total Costs and Expenses	538	504

Other Operating Income (Expense), net	4	1

Operating Income	139	140

Earnings from Unconsolidated Entities, net	29	31

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	54	41
Interest Expense (Note Payable to Timberland Venture)	29	29
Total Interest Expense, net	83	70

Income before Income Taxes	85	101

Provision (Benefit) for Income Taxes	—	(1)

Net Income	$85	$102

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.48	$0.63
Net Income per Share – Diluted	$0.47	$0.62

Weighted-Average Number of Shares Outstanding
– Basic	177.1	162.6
– Diluted	177.4	163.1

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$32	$31
Equity Loss from Real Estate Development Ventures	(3)	—
Earnings from Unconsolidated Entities, net	$29	$31

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarter Ended June 30,
(In Millions, Except Per Share Amounts)	2014	2013
REVENUES:
Timber	$171	$146
Real Estate	77	53
Manufacturing	94	99
Energy and Natural Resources	9	5
Other	5	—
Total Revenues	356	303

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	125	108
Real Estate	30	22
Manufacturing	84	82
Energy and Natural Resources	3	1
Other	5	—
Total Cost of Goods Sold	247	213
Selling, General and Administrative	30	29
Total Costs and Expenses	277	242

Other Operating Income (Expense), net	3	1

Operating Income	82	62

Earnings from Unconsolidated Entities, net	15	17

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	27	20
Interest Expense (Note Payable to Timberland Venture)	15	15
Total Interest Expense, net	42	35

Income before Income Taxes	55	44

Provision (Benefit) for Income Taxes	—	(2)

Net Income	$55	$46

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.31	$0.28
Net Income per Share – Diluted	$0.31	$0.28

Weighted-Average Number of Shares Outstanding
– Basic	177.1	162.9
– Diluted	177.4	163.4

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$17	$17
Equity Loss from Real Estate Development Ventures	(2)	—
Earnings from Unconsolidated Entities, net	$15	$17

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	June 30, 2014	December 31, 2013
ASSETS
Current Assets:
Cash and Cash Equivalents	$107	$433
Accounts Receivable	44	29
Inventories	51	55
Deferred Tax Asset	6	9
Assets Held for Sale	55	92
Other Current Assets	20	15
	283	633

Timber and Timberlands, net	4,170	4,180
Minerals and Mineral Rights, net	294	298
Property, Plant and Equipment, net	115	118
Equity Investment in Timberland Venture	215	211
Equity Investment in Real Estate Development Ventures	139	139
Deferred Tax Asset	20	17
Investment in Grantor Trusts (at Fair Value)	46	45
Other Assets	55	54
Total Assets	$5,337	$5,695

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$—	$—
Line of Credit	152	467
Accounts Payable	36	24
Interest Payable	26	22
Wages Payable	17	29
Taxes Payable	14	10
Deferred Revenue	36	26
Other Current Liabilities	11	10
	292	588

Long-Term Debt	2,414	2,414
Note Payable to Timberland Venture	783	783
Other Liabilities	81	78
Total Liabilities	3,570	3,863

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 177.1 at June 30, 2014 and 177.0 at December 31, 2013	2	2
Additional Paid-In Capital	2,950	2,942
Retained Earnings (Accumulated Deficit)	(244)	(173)
Treasury Stock, at Cost, Common Shares – 27.0 at June 30, 2014 and 27.0 at December 31, 2013	(942)	(940)
Accumulated Other Comprehensive Income (Loss)	1	1
Total Stockholders’ Equity	1,767	1,832
Total Liabilities and Stockholders’ Equity	$5,337	$5,695

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$85	$102
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 MDF Fire Impairment Loss in 2014)	66	51
Basis of Real Estate Sold	31	42
Earnings from Unconsolidated Entities, net	(29)	(31)
Distributions from Timberland Venture	28	27
Deferred Income Taxes	—	(1)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	(2)	(4)
Timber Deed Acquired	—	(18)
Working Capital Changes	7	(40)
Other	3	12
Net Cash Provided By (Used In) Operating Activities	189	140

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $4 MDF Fire Replacement Capital in 2014)	(40)	(31)
Timberlands Acquired	—	(78)
Contributions to Real Estate Development Ventures	(4)	—
Distributions from Real Estate Development Ventures	1	—
Net Cash Provided By (Used In) Investing Activities	(43)	(109)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(156)	(140)
Borrowings on Line of Credit	748	721
Repayments on Line of Credit	(1,063)	(472)
Principal Payments and Retirement of Long-Term Debt	—	(174)
Proceeds from Stock Option Exercises	1	35
Acquisition of Treasury Stock	(2)	(2)
Net Cash Provided By (Used In) Financing Activities	(472)	(32)

Increase (Decrease) In Cash and Cash Equivalents	(326)	(1)
Cash and Cash Equivalents:
Beginning of Period	433	356

End of Period	$107	$355

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$55	$46
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 MDF Fire Impairment Loss in 2014)	34	25
Basis of Real Estate Sold	25	17
Earnings from Unconsolidated Entities, net	(15)	(17)
Deferred Income Taxes	—	(2)
Deferred Revenue from Long-Term Gas Leases (Net of Amortization)	—	(1)
Working Capital Changes Impacting Cash Flow:
Like-Kind Exchange Funds	—	53
Other Working Capital Changes	31	12
Other	2	6
Net Cash Provided By (Used In) Operating Activities	132	139

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $4 MDF Fire Replacement Capital in 2014)	(24)	(17)
Timberlands Acquired	—	(76)
Distributions from Real Estate Development Ventures	1	—
Net Cash Provided By (Used In) Investing Activities	(23)	(93)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(78)	(72)
Borrowings on Line of Credit	465	430
Repayments on Line of Credit	(493)	(355)
Proceeds from Stock Option Exercises	—	10
Net Cash Provided By (Used In) Financing Activities	(106)	13

Increase (Decrease) In Cash and Cash Equivalents	3	59
Cash and Cash Equivalents:
Beginning of Period	104	296

End of Period	$107	$355

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2014	2013
Revenues:
Northern Resources	$127	$127
Southern Resources	250	202
Real Estate	100	131
Manufacturing	184	185
Energy and Natural Resources	18	11
Other	8	—
Eliminations	(14)	(13)
Total Revenues	$673	$643

Operating Income (Loss): (A)
Northern Resources	$21	$19
Southern Resources	64	47
Real Estate	57	75
Manufacturing	19	24
Energy and Natural Resources	12	9
Other	(4)	—
Other Costs and Eliminations, net	(33)	(34)
Total Operating Income	$136	$140

Adjusted EBITDA by Segment: (B)
Northern Resources	$35	$31
Southern Resources	101	75
Real Estate	88	117
Manufacturing	28	32
Energy and Natural Resources	16	10
Other	(3)	—
Other Costs and Eliminations, net	(32)	(33)
Total	$233	$232

(A)
For Segment reporting, Equity Loss from Real Estate Development Ventures of $3 million is included in Operating Income (Loss) for the Other Segment. During the second quarter of 2014, we experienced a fire at our MDF facility. We recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. During the second quarter of 2014, we also recorded a $4 million gain related to partial insurance recoveries the company expects to receive. The amount of insurance recoveries was based on the costs incurred during the second quarter to repair or replace the damaged building and equipment. Substantially all of these costs were capitalized during the second quarter of 2014. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain/(Loss) in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2014	2013
Revenues:
Northern Resources	$50	$53
Southern Resources	127	98
Real Estate	77	53
Manufacturing	94	99
Energy and Natural Resources	9	5
Other	5	—
Eliminations	(6)	(5)
Total Revenues	$356	$303

Operating Income (Loss): (A)
Northern Resources	$5	$8
Southern Resources	33	23
Real Estate	45	30
Manufacturing	10	14
Energy and Natural Resources	6	4
Other	(3)	—
Other Costs and Eliminations, net	(16)	(17)
Total Operating Income	$80	$62

Adjusted EBITDA by Segment: (B)
Northern Resources	$11	$13
Southern Resources	52	37
Real Estate	70	47
Manufacturing	16	18
Energy and Natural Resources	8	5
Other	(2)	—
Other Costs and Eliminations, net	(15)	(16)
Total	$140	$104

(A)
For Segment reporting, Equity Loss from Real Estate Development Ventures of $2 million is included in Operating Income (Loss) for the Other Segment. During the second quarter of 2014, we experienced a fire at our MDF facility. We recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. During the second quarter of 2014, we also recorded a $4 million gain related to partial insurance recoveries the company expects to receive. The amount of insurance recoveries was based on the costs incurred during the second quarter to repair or replace the damaged building and equipment. Substantially all of these costs were capitalized during the second quarter of 2014. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain/(Loss) in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
MEDIUM DENSITY FIBERBOARD ("MDF") FACILITY FIRE - OPERATING INCOME IMPACT
June 30, 2014
(UNAUDITED)

On June 10, 2014, we experienced a fire at our MDF facility. Production at the facility resumed on July 10, 2014. The schedule below details the components that impacted second quarter 2014 operating income and the estimates that are expected to impact our third and fourth quarter 2014 operating income.

	2014
(In Millions)	2nd Qtr	2nd Half	Total
Impacts on Manufacturing Operating Income:
Foregone MDF Income	$(4)	$(1)	$(5)
Business Interruption Recoveries(1)	$—	$5	$5
Loss on Property, Plant and Equipment	$(2)	$—	$(2)
Property Insurance Recoveries(1)	$4	$5	$9
Net Impact on Manufacturing Operating Income	$(2)	$9	$7

(1) The expected insurance recoveries reflect the impact of our cumulative $1 million deductible. Business interruption recoveries will be recorded when the cash payment is received. Property insurance recoveries are recorded when the repair expenditures have been incurred by the company. As of June 30, 2014, no cash payments from insurance recoveries have been received.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding Equity Earnings from the Timberland Venture, and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold. In addition to including Equity Earnings from Real Estate Development Ventures in Adjusted EBITDA, we also include, as an add back to Operating Income for the Other Segment, our proportional share of depreciation, depletion, amortization, and basis in real estate sold from this equity method investment. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in real estate sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Six Months Ended June 30, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$21	$14	$—	$35
Southern Resources	64	37	—	101
Real Estate	57	—	31	88
Manufacturing	19	9	—	28
Energy and Natural Resources	12	4	—	16
Other	(4)	1	—	(3)
Other Costs and Eliminations	(35)	1	—	(34)
Other Unallocated Operating Income (Expense), net	2	—	—	2
Total	$136	$66	$31	$233

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	32
Interest Expense	(83)
(Provision) Benefit for Income Taxes	—
Net Income	$85

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$189
Interest Expense				83
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(28)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				(2)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				2
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(7)
Other				(3)
Adjusted EBITDA				$233

(1) Includes Equity Loss from Real Estate Development Ventures ($3 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($0) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Six Months Ended June 30, 2013

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$19	$12	$—	$31
Southern Resources	47	28	—	75
Real Estate	75	—	42	117
Manufacturing	24	8	—	32
Energy and Natural Resources	9	1	—	10
Other	—	—	—	—
Other Costs and Eliminations	(35)	1	—	(34)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$140	$50	$42	$232

Reconciliation to Net Income (1)
Equity Earnings from Timberland Venture	31
Interest Expense	(70)
(Provision) Benefit for Income Taxes	1
Net Income	$102

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$140
Interest Expense				70
Amortization of Debt Costs				(1)
Provision / (Benefit) for Income Taxes				(1)
Distributions from Timberland Venture				(27)
Equity Earnings, Depletion, Amortization and Basis of Real Estate Sold from Real Estate Development Ventures				—
Deferred Income Taxes				1
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				4
Timber Deed Acquired				18
Pension Plan Contributions				—
Working Capital Changes				40
Other				(12)
Adjusted EBITDA				$232

(1) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended June 30, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$5	$6	$—	$11
Southern Resources	33	19	—	52
Real Estate	45	—	25	70
Manufacturing	10	6	—	16
Energy and Natural Resources	6	2	—	8
Other	(3)	1	—	(2)
Other Costs and Eliminations	(17)	1	—	(16)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$80	$35	$25	$140

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	17
Interest Expense	(42)
(Provision) Benefit for Income Taxes	—
Net Income	$55

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$132
Interest Expense				42
Amortization of Debt Costs				—
Provision / (Benefit) for Income Taxes				—
Distributions from Timberland Venture				—
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				(1)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(31)
Other				(2)
Adjusted EBITDA				$140

(1) Includes Equity Loss from Real Estate Development Ventures ($2 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($0) from this equity method investment.

(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended June 30, 2013

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment
Northern Resources	$8	$5	$—	$13
Southern Resources	23	14	—	37
Real Estate	30	—	17	47
Manufacturing	14	4	—	18
Energy and Natural Resources	4	1	—	5
Other	—	—	—	—
Other Costs and Eliminations	(18)	1	—	(17)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$62	$25	$17	$104

Reconciliation to Net Income (1)
Equity Earnings from Timberland Venture	17
Interest Expense	(35)
(Provision) Benefit for Income Taxes	2
Net Income	$46

Reconciliation to Net Cash Provided By Operating Activities
Net Cash Flows from Operations				$139
Interest Expense				35
Amortization of Debt Costs				—
Provision / (Benefit) for Income Taxes				(2)
Distributions from Timberland Venture				—
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				—
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Deferred Revenue from Long-Term Gas Leases				1
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(65)
Other				(6)
Adjusted EBITDA				$104

(1) Includes reconciling items not allocated to segments for financial reporting purposes.